Exhibit 99.1

Marchex Announces Underwriters’ Exercise of Option to

Purchase Additional Shares

SEATTLE — (BUSINESS WIRE) – April 7, 2014— Marchex, Inc. (NASDAQ:MCHX) today announced the sale of additional shares of Class B common stock pursuant to the underwriters’ exercise in full of their option to purchase additional shares related to the Company’s previously announced registered public offering of 5,714,000 shares that closed on April 1, 2014. In exercising this option, the underwriters purchased an additional 514,100 shares of common stock from the Company and an additional 343,000 shares of common stock from the selling stockholders, collectively, all at the public offering price less underwriting discounts and commissions.

Marchex received approximately $32.3 million in net proceeds from the offering, after deducting underwriting discounts and commissions and estimated expenses of the offering, including approximately $5.1 million from the exercise of the underwriters’ option. Marchex expects to use the net proceeds from the offering for general corporate purposes, which may include acquisitions or licenses of, or investments in, products, services, technologies or other businesses. Marchex did not receive any proceeds from the sale of shares by the selling stockholders.

Deutsche Bank Securities acted as the lead book-running manager and representative of the underwriters for the offering. RBC Capital Markets and Piper Jaffray acted as joint book-running managers. BMO Capital Markets and Stephens Inc. were co-managers for the offering.

The shares of Class B common stock were sold pursuant to Marchex’s existing effective shelf registration statement on file with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Marchex, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, including a prospectus supplement and accompanying prospectus, copies of which may be obtained from: Deutsche Bank Securities Inc. at 60 Wall Street, Attention: Prospectus Group, New York, NY 10005-2836, by email at prospectus.CPDG@db.com or by phone at (800) 503-4611; RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Telephone: 877-822-4089; or Piper Jaffray, Attention: Equity Capital Markets, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 800-747-3924 or email at prospectus@pjc.com. The final prospectus may also be obtained on the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of April 7, 2014 and Marchex undertakes no duty to update the information provided herein.

About Marchex

Marchex is a mobile advertising technology company. The company provides a suite of products and services for businesses that depend on consumer phone calls to drive sales. Marchex’s mobile advertising platform delivers new customer phone calls to businesses, while its technology analyzes the data in these calls to help maximize ad campaign results. Marchex disrupts traditional advertising models by giving businesses full transparency into their ad campaign performance and charging them based on new customer acquisition.

Please visit www.marchex.com, blog.marchex.com or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Sonia Krishnan

Marchex Corporate Communications

Telephone: 206.331.3434

Email: skrishnan(at)marchex.com